EXHIBIT 99.1

Spire Corporation Press Release

FOR IMMEDIATE RELEASE

Spire Announces Retirement of Founder and CEO, Roger G. Little

BEDFORD, MA - November 26, 2013 - Spire Corporation ("Spire" or the "Company") (OTCQB: SPIR), a global solar company providing capital equipment and turn-key manufacturing lines to produce photovoltaic ("PV") modules, engineering, procurement and construction integration services for solar systems and optoelectronics thin film services, announced that Roger G. Little would retire as Chief Executive Officer and President of Spire Corporation, effective as of the close of business on December 31, 2013. Mr. Little will continue to serve as Chairman of the Board of Directors of the Company.

Since founding the Company in 1969, Mr. Little has served as the Company's Chairman, Chief Executive Officer and President. The Board expressed sincere appreciation to Mr. Little for his leadership, dedication and tireless commitment throughout his years of service with the business, and wished him continued success in the future.

Mr. Roger G. Little, Chairman, Chief Executive Officer and President, said, "As I transition to a new phase in my life, I expect to stay active in the PV market space and will remain connected to the people at Spire that I have come in contact with over the years. Spire is positioned to capitalize on expected market growth in 2014 and beyond and accordingly, now is the time to transition leadership to guide the Company though its next phase of development."

On November 21, 2013, the Board of Directors of the Company appointed Rodger W. LaFavre, the Company's current Chief Operating Officer, as Chief Executive Officer and President of the Company, effective January 1, 2014. Mr. LaFavre joined the Company in 2000 as Vice President, Utility Marketing of Spire Solar Operations. He was named Vice President and Chief Financial Officer of Spire Solar in June 2002, Chief Operating Officer of Spire Solar in November 2002 and Chief Operating Officer of Spire Corporation in February 2005. Prior to joining the Company, Mr. LaFavre was Vice President of Stone & Webster Engineering Corporation, a worldwide engineering and construction company, where he was responsible for business development, corporate planning and the Asia subsidiary.

"Roger Little has been an exemplary leader during his tenure with the Company. I am both honored and excited to take on this new opportunity role and follow Mr. Little in this role. He has led the Company with exceptional skill, commitment and passion," said Mr. LaFavre.

About Spire Corporation
Spire Corporation is a global solar company providing technology, equipment and turn-key production lines to manufacture PV modules and providing optoelectronics thin film services. For further details on the Company and its products, please visit www.spirecorp.com.

Contact
Spire Corporation
Roger G. Little
Chairman & CEO
781-275-6000

Certain matters described in this press release including those relating to Spire’s prospects for growth constitute forward-looking statements under the federal securities laws. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company’s strategic duration and the effect of such plans on the Company’s financial results. These forward‑looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk of dependence on market growth, competition and dependence on government agencies and other third parties for funding contract research and services, as well as other factors described in the Company's Form 10‑K and other periodic reports filed with the Securities and Exchange Commission. Forward-looking statements contained in the press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.